Exhibit 99.1

Yadkin Financial Corporation Completes Merger with

NewBridge Bancorp

Company Release – 03/01/2016, 9:05 am

RALEIGH, N.C., March 1, 2016--(BUSINESS WIRE)-- Yadkin Financial Corporation (NYSE: YDKN) (the “Company”) announced today the completion of its merger with NewBridge Bancorp (NASDAQ: NBBC) (“NewBridge”).

Under the terms of the merger agreement, NewBridge shareholders will receive 0.500 shares of the Company’s voting common stock in exchange for each NewBridge share they owned, or an aggregate of approximately 19,606,426 shares of the Company’s voting common stock.

As part of the merger agreement, NewBridge’s bank subsidiary, NewBridge Bank, has merged with Yadkin Bank, a North Carolina banking corporation and the wholly-owned banking subsidiary of the Company.

“We are very pleased to announce the completion of this transaction, forming the premier community bank in North Carolina. Our growing franchise is well-positioned to continue providing convenience for our customers while retaining local leadership and a community bank philosophy,” said Scott Custer, Chief Executive Officer and President of the Company.

The combined company will be the fourth largest bank headquartered in North Carolina and will rank first by North Carolina deposit market share among community banks.

“This is an exciting time for Yadkin. We have received very strong shareholder and customer support during this process,” said Custer. “We are enthusiastic about adding additional talented team members to Yadkin who will continue to be focused on the needs of their local communities.”

Upon completion of the merger, the company will operate 110 full-service banking locations in its North Carolina and South Carolina banking network. The company plans to complete systems integration in September. Yadkin is one of the top two community banks in the largest markets in North Carolina, including Charlotte, the Raleigh-Durham- Chapel Hill Triangle, the Piedmont Triad, and Wilmington.

The Company’s board of directors is now comprised of fifteen members, including Adam Abram (Lead Independent Director), Michael Albert, David Brody, Scott Custer (Chief Executive Officer and President), Harry Davis, Barry Dodson, Tommy Hall, Thierry Ho, Steven Lerner, Michael Patterson, Mary Rittling, Harry Spell, Joe Towell (Chairman), Richard Urquhart III, and Nicolas Zerbib.

About the Company

Yadkin Financial Corporation is the bank holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 110 branches across North Carolina and upstate South Carolina. Serving over 130,000 customers, the company has assets of $7.3 billion. The Bank’s primary business is providing banking, mortgage, investment and insurance services to consumers and businesses across the Carolinas. The Bank provides SBA lending services through its Government Guaranteed Lending division, headquartered in Charlotte, NC, and mortgage lending services through Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Financial Corporation’s website is www.yadkinbank.com. The common stock is traded on the NYSE under the symbol YDKN.

Cautionary Statement Regarding Forward Looking Statements

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Yadkin Financial Corporation’s and NewBridge Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements are necessarily based upon estimates that, while considered reasonable by Yadkin Financial Corporation and our management team, are inherently uncertain. The forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements.

Yadkin Financial Corporation

Investor Relations Contact:
Terry S. Earley

Chief Financial Officer

(919) 659-9015

Source: Yadkin Financial Corporation